                                   EXHIBIT 5.1
                                   -----------




April 24, 2001



Checkers Drive-In Restaurants, Inc.
14255 49th Street North, Building 1
Clearwater, FL 33762

Attention:  William P. Foley, II
            Chairman of the Board

Gentlemen:

As Corporate Counsel to Checkers Drive-In Restaurants, Inc., a Delaware corporation (the "Company"), and having acted in such capacity in the preparation and filing of the Company's Registration Statement on Form S-1 (Registration No. ____________) with the Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended, and the General Rules and Regulations of the SEC promulgated thereunder for the registration of 425,000 shares ("Shares") of the common stock, par value $.001 per share, of the Company. The Shares are to be issued upon exercise of the 5,100,000 warrants that were issued in connection with the settlement of the Richard Lopez, et al.,
                                                          ----------------------
v. Checkers Drive-In Restaurants, Inc., et al. litigation. One Share shall be
----------------------------------------------
issued for twelve (12) warrants exercised. In connection with this opinion, I have examined and have relied upon such documents, records, certificates, statements and instruments necessary and appropriate to render the opinion herein set forth.

Based on the foregoing, it is my opinion that the Company's Shares, when and if issued and sold in the manner set forth in the registration statement, will be legally and validly issued, fully paid and non-assessable.

To the extent that laws other than the laws of the State of Florida, the corporate law of the State of Delaware and Federal laws are applicable to any of the transactions, agreements or instruments referred to herein, I express no opinion on such laws.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and using my name in the prospectus in Item 10.

Yours,



/s/Brian R. Doster
------------------
Brian R. Doster
Vice President, Corporate Counsel and Secretary